UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2013

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2013, QRE GP, LLC, the general partner (the “General Partner”) of QR Energy, LP (the “Partnership”), amended the First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership by executing Amendment No. 2 thereto (“Amendment No. 2”), to modify the timing of distributions of Available Cash (as defined in the Partnership Agreement) to allow for monthly installments at the discretion of the General Partner. Prior to the effectiveness of Amendment No. 2, the Partnership Agreement required that Available Cash be distributed within 45 days following the end of each quarter. The Partnership intends to change its distribution payment policy from a quarterly payment schedule to a monthly payment schedule beginning with distributions relating to the fourth quarter of 2013. The payment of monthly distributions is expected to commence in January 2014.

The foregoing description is a summary of Amendment No. 2, does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 3, 2013, the Partnership issued a press release announcing that the Board of Directors of the General Partner had approved converting its quarterly distribution policy to a monthly distribution policy commencing in January 2014. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of QR Energy, LP, dated as of December 12, 2013.

99.1	QR Energy, LP press release dated December 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Senior Vice President & General Counsel

Dated: December 17, 2013

Exhibit Index

Exhibit

3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of QR Energy, LP, dated as of December 12, 2013.

99.1	QR Energy, LP press release dated December 3, 2013.